Exhibit 10.1









                            STOCK PURCHASE AGREEMENT



                           dated as of April 27, 2005


                                  by and among


                               NEUROLOGIX, INC.,

                                      and

                         Medtronic International, Ltd.

                            STOCK PURCHASE AGREEMENT
                            ------------------------

                  THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made as of this 27th day of April, 2005 by and among Neurologix, Inc., a Delaware corporation (the "Company") and Medtronic International, Ltd., a Delaware corporation (the "Purchaser").

                  WHEREAS, the Company desires to issue and to sell to the Purchaser, and the Purchaser desires to purchase from the Company, shares (the "Shares") of the Company's common stock, par value $0.001 per share (the "Common Stock"), and a warrant to purchase shares of Common Stock (the "Warrant") pursuant to the warrant certificate substantially in the form attached hereto as Exhibit A (the "Warrant Certificate"), all in accordance with the terms and provisions of this Agreement;

                  NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each Purchaser hereby agree as follows:

Section 1.        Purchase and Sale of Securities.

                  (a) Upon the terms and subject to the conditions herein contained, at the Closing (as defined in Section 2.1), the Company shall issue and sell to Purchaser, and Purchaser shall purchase from the Company, One Million, One Hundred Forty-One Thousand, Five Hundred Fifty-Two (1,141,552) Shares of the Company's Common Stock at a price per share of One and 752/1000 Dollars ($1.752) and for an aggregate purchase price of Two Million and NO/100 Dollars ($2,000,000.00) (the "Purchase Price") and a warrant to acquire Two Hundred Eighty-Five Thousand, Three Hundred Eighty-Eight (285,388) Shares of the Company's Common Stock at an exercise price of Two and 19/100 Dollars ($2.19) per Share pursuant to the terms of the Warrant Certificate.

Section 2.        The Closing.

                  2.1 The Closing.

                  (a) The issuance, sale and purchase of the Shares and the Warrant by the Purchaser upon the terms and conditions hereof shall take place at a closing (the "Closing"), the Closing shall be held, subject to the satisfaction (or waiver) of the conditions thereto set forth in Section 2.2(b) and Section 2.2(a) below, at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036 at 10:00 a.m. on April 27, 2005 or such other date, time and place as may be mutually agreed upon by the Company and the Purchaser. The date on which the Closing actually occurs is referred to herein as the "Closing Date."

                  (b) The Company shall have provided wire transfer instructions to Purchaser for the payment of the Purchase Price prior to the Closing.

                  (c) The Closing shall be subject to the satisfaction or waiver by the Company and each Purchaser of the conditions set forth in Sections 2.2(b) and (a), respectively.

                  2.2 Conditions to Closing.

                  (a) The Company's obligation to complete the purchase and sale of the Shares and Warrants is subject to the satisfaction, at or before the Closing of each of the following conditions, provided that these conditions are for the sole benefit of the Company and may be waived in writing by the Company at any time in its sole discretion:

                           (i) receipt by the Company of immediately available funds in the full amount of the Purchase Price from Purchaser, in accordance with the wire transfer instructions delivered by the Company to Purchaser pursuant to Section 2.1(b);

                           (ii) the accuracy in all material respects of the representations and warranties made by each Purchaser in Section 4 below as of the date hereof and the Closing Date and the fulfillment in all material respects of those undertakings of each Purchaser in this Agreement to be fulfilled on or prior to the Closing Date;

                           (iii) Purchaser's execution and delivery of the Warrant Certificate and the Registration Rights Agreement substantially in the form attached hereto as Exhibit B (the "Registration Rights Agreement"); and

                           (iv) the contemporaneous execution by the Company and Medtronic, Inc., a Minnesota corporation ("Medtronic") of that certain Development and Manufacturing Agreement (the "Development Agreement") of even date herewith.

                  (b) Purchaser's obligation to complete the purchase and sale of the Shares and Warrants is subject to the satisfaction, at or before the Closing of each of the following conditions, provided that such conditions are for the Purchaser's sole benefit and may be waived in writing by the Purchaser at any time in the Purchaser's sole discretion:

                           (i) the Company's delivery to Purchaser of one or more certificates representing the Shares being purchased by Purchaser, and one or more Warrant Certificates representing the Warrants being purchased by such Purchaser;

                           (ii) the Company's execution and delivery of this Agreement and the Registration Rights Agreement;

                           (iii) the contemporaneous execution by the Company and Medtronic of the Development Agreement;

                           (iv) the Common Stock shall be listed on the OTCBB, the Nasdaq National Market ("NNM"), the Nasdaq SmallCap Market ("SmallCap"), the New York Stock Exchange ("NYSE"), the OTC Bulletin Board or successor entity (e.g., BBX Market) ("OTCBB") or the American Stock Exchange ("AMEX") and trading in the Common Stock thereon (or any such exchange, market, automated quotation system generally) shall not have been suspended;

                           (v) the accuracy in all material respects of the representations and warranties made by the Company in Section 3 below as of the date hereof and the fulfillment in all material respects of those undertakings of the Company in this Agreement to be fulfilled on or prior to the Closing Date;

                           (vi) no statute, rule, regulation, executive order, decree, ruling, injunction, action or proceeding shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which questions the validity of, challenges or prohibits the consummation of, any of the transactions contemplated by this Agreement; and

                           (vii) The Secretary of the Company shall deliver to the Purchaser at the Closing a certificate stating that all Board of Directors and stockholder approvals necessary to authorize the performance by the Company of its obligations contemplated by this Agreement have been obtained and attaching thereto: (i) a copy of the Certificate of Incorporation (with any and all certificates of designation) and the Bylaws (as amended through the date of the Closing), certified by the Secretary of the Company as the true and correct copies thereof as of the Closing; and (ii) a copy of the resolutions of the Board of Directors and, if required, the stockholders of the Company, authorizing the execution and delivery of this Agreement and the Registration Rights Agreement, the issuance of the Securities and other matters contemplated hereby.

                  2.3 Anti-Dilution Provision.

                  (a) If the Company shall, at any time prior to the first anniversary of the Closing Date, issue any shares of Common Stock, options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock, or options to purchase or rights to subscribe for such convertible or exchangeable securities for consideration per share less than One and 752/1000 Dollars ($1.752) (as appropriately adjusted for any stock split, combination, reorganization, recapitalization, reclassification, stock dividend or stock distribution), then within 14 days of such issuance, the Company shall issue to Purchaser a number of shares of Common Stock such that the total number of shares of Common Stock issued to Purchaser pursuant to Section 1 and this Section 2.3 is equal to Purchaser's Purchase Price divided by the Adjusted Per Share Purchase Price. For the purposes of this Section 2.3, "Adjusted Per Share Purchase Price" shall mean (a) One and 752/1000 Dollars ($1.752) multiplied by (b) a fraction of which (x) the numerator shall be the sum of (i) the number of shares of Common Stock outstanding on a fully-diluted basis immediately prior to such issuance and (ii) the number of additional shares of Common Stock which the aggregate consideration for the number of shares of Common Stock so offered would purchase at a price of One and 752/1000 Dollars ($1.752) per share and (y) the denominator shall be the number of shares of Common Stock outstanding on a fully-diluted basis immediately after such issuance.

                  (b) Exceptions. Section 2.3 shall not apply to (i) any shares of Common Stock issuable upon the conversion of shares of the Company's currently outstanding convertible preferred stock; (ii) securities issued pursuant to a strategic acquisition by the Company approved by the Board of Directors of any product, technology, know-how or business by merger, asset purchase, stock purchase or any other reorganization; provided, the Company is the surviving corporation after such transaction; (iii) securities issued to employees or directors of the Company pursuant to an employee stock option plan or stock incentive plan approved by the Board of Directors; (iv) securities issued to banks, landlords, lenders or equipment lessors in connection with debt financings approved by the Board of Directors; or (v) securities issued to a strategic partner as an equity incentive, if approved by the Board of Directors, where the primary purpose of the transaction is not a financing.

                  (c) For purposes of this Section 2.3, "fully diluted basis" shall be determined in accordance with Generally Accepted Accounting Principles.

Section 3.        Representations and Warranties of the Company.

                  The Company hereby represents and warrants to Purchaser as of the Closing Date (or such other date specified below) as follows:

                  3.1 Organization and Qualification. Each of the Company and Neurologix Research, Inc., a Delaware corporation and wholly-owned Subsidiary of the Company ("NRI"), is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware. All of the outstanding shares of capital stock of the Company and NRI are validly issued, fully paid and non-assessable, and all such shares of NRI are owned by the Company free and clear of any liens, claims or encumbrances and not subject to any option or right to purchase any such shares. Except for NRI, and 38,840 shares of common stock of Alacra, Inc. held by the Company, the Company has no other equity interest in any corporation, partnership, joint venture, limited liability company or other Person (as defined below). Each of the Company and NRI is duly qualified as a foreign corporation to do business and is in good standing (to the extent such concepts are applicable) in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect (as defined below).

                  (a) For the purposes of this Agreement:

                           (i) "Subsidiary" shall mean any corporation, association, trust, limited liability company, partnership, joint venture or other business association or entity (i) at least 50% of the outstanding voting securities of which are at the time owned or controlled, directly or indirectly, by the Company; or (ii) with respect to which the Company possesses, directly or indirectly, the power to direct or cause the direction of the affairs or management of such Person.

                           (ii) "Person" shall mean an individual, corporation, limited liability company, joint venture, partnership, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity that may be treated as a person under applicable law.

                           (iii) "Material Adverse Effect" shall mean any material adverse effect , or any development that could reasonably be expected to result in a material adverse effect, on the business, properties, assets, operations, results of operations or condition (financial or otherwise) of a Person and its Subsidiaries, taken as a whole, or on the transactions contemplated hereby or by the agreements and instruments to be entered into in connection herewith, or on the authority or ability of such Person to timely perform its obligations under this Agreement, the Registration Rights Agreement and the Warrant Certificate (collectively, the "Transaction Documents").

                  3.2 Authorization, Enforcement and Validity. The Company has the requisite corporate power and authority to enter into and perform its obligations under the Transaction Documents and to issue the Shares, the Warrants and the shares of Common Stock issuable upon exercise of the Warrants (the "Warrant Shares") in accordance with the terms thereof. The execution and delivery by the Company of the Transaction Documents and the consummation by it of the transactions contemplated thereby have been duly authorized by the Company's Board of Directors and no further consent or authorization is required of the Company's Board of Directors. No authorization or consent by any stockholders of the Company is required for execution and delivery by the Company of the Transaction Documents and the consummation by it of the transactions contemplated thereby. Upon the execution and delivery of such Transaction Documents, such Transaction Documents shall constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies or except to the extent indemnification provisions contained in the Transaction Documents may be limited by applicable federal or state securities laws.

                  3.3 Capitalization. The authorized capital stock of the Company consists of 60,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, par value $0.10 per share (the "Preferred Shares"), of which 300,000 shares have been designated Series A Preferred Stock (the "Series A Preferred Stock") and 4,000,000 shares have been designated Series B Preferred Stock (the "Series B Preferred Stock"). As of April 22, 2005, (x) 24,953,993 Common Stock shares are issued and outstanding, 645 Series A Preferred Stock are issued and outstanding and no shares of Series B Preferred Stock are issued and outstanding, (y) 2,443,459 shares of Common Stock are reserved for issuance upon exercise of outstanding options to purchase Common Stock shares and (z) 621,478 shares of Common Stock are reserved for issuance upon exercise of warrants to purchase Common Stock (the "Old Warrants"). Except as set forth in this Section 3.3 and as contemplated by this Agreement, there are no outstanding options, warrants, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. The issuance and sale of the Shares and Warrants hereunder will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities.

                  3.4 Issuance Of Shares. The Shares and the Warrant Shares are duly authorized and, upon issuance in accordance with the terms of this Agreement and the Warrant Certificate, as the case may be, shall be validly issued, fully paid and non-assessable, and shall not be subject to preemptive rights or other similar rights of any other Person. The Company has duly reserved for issuance upon exercise of the Warrants a number of shares of Common Stock equal to the number of Warrant Shares issuable upon exercise of all Warrants purchased by the Purchasers hereunder.

                  3.5 No Conflicts. The execution, delivery and performance by the Company of the Transaction Documents to which it is a party and the consummation by the Company of the transactions contemplated thereby will not
(i) result in a violation of the Company's certificate of incorporation or bylaws; (ii) conflict with, constitute a default under or give to others any rights of termination, cancellation or amendment or acceleration of, any material agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party; or (iii) result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Company or any of its Subsidiaries, except to the extent that such violation would not have a Material Adverse Effect.

                  3.6 SEC Documents; Financial Statements. The Company has filed all documents required to be filed by it prior to the date hereof with the Securities and Exchange Commission (the "SEC") pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the Securities Act of 1933, as amended (the "Securities Act") (the "SEC Documents"). As of the date of filing thereof, each SEC Document complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Document. None of the SEC Documents, as of the date filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of the statements made in any such SEC Documents is, or has been, required to be amended or updated under applicable law (except for such statements as have been amended or updated in subsequent filings made prior to the date hereof). As of their respective dates, the financial statements of the Company included in the SEC Documents complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC applicable with respect thereto. Such financial statements have been prepared in accordance with U.S. generally accepted accounting principles ("GAAP"), consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to immaterial year-end audit adjustments). Except as set forth in the financial statements of the Company or the notes thereto included in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004 filed with the SEC on March 30, 2005 (the "2004 Form 10-K"), the Company has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to the date of such financial statements and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under GAAP to be reflected in such financial statements, which liabilities and obligations referred to in clauses (i) and (ii), individually or in the aggregate, are not material to the financial condition or operating results of the Company.

                  3.7 Litigation. There are no actions, suits, arbitrations or proceedings, including any governmental proceeding, pending, or to the knowledge of the Company, threatened, against, relating to or affecting the Company or any of its Subsidiaries, except as would not have a Material Adverse Effect. To the knowledge of the Company, there are no facts which, if known by a potential claimant or governmental authority, would give rise to a claim or proceeding which, if asserted or conducted, would have a Material Adverse Effect on the Company.

                  3.8 Absence Of Certain Changes. Since December 31, 2004, there has been no change or development in the business, properties, operations, financial condition or results of operations of the Company which could have a Material Adverse Effect, except as disclosed in the 2004 Form 10-K.

                  3.9 Brokers or Finders. No broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by the Transaction Documents based upon arrangements made by or on behalf of the Company.

                  3.10 Solicitation; Other Issuances of Securities. Neither the Company nor any of its Subsidiaries or affiliates, nor any Person acting on its or their behalf, (i) has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Shares, the Warrants or the Warrant Shares (collectively, the "Securities"), (ii) has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security that would require registration of the Securities under the Securities Act, or (iii) has issued any shares of Common Stock or shares of any series of preferred stock or other securities or instruments convertible into, exchangeable for or otherwise entitling the holder thereof to acquire shares of Common Stock which would be integrated with the sale of the Securities to the Purchasers for purposes of the Securities Act or of any applicable stockholder approval provisions, nor will the Company or any of its Subsidiaries or affiliates take any action or steps that would require registration of any of the Securities under the Securities Act or cause the offering of the Securities to be integrated with other offerings. Assuming the accuracy of the representations and warranties of the Purchasers in Section 4 hereof, the offer and sale of the Securities by the Company to the Purchasers pursuant to this Agreement will be exempt from the registration requirements of the Securities Act.

                  3.11 Intellectual Property.

                  (a) Except as set forth on Schedule 3.11 hereto, the Company owns, exclusively, or possesses licenses or otherwise has the right to use all material Intellectual Property necessary for or used in the conduct of its business as such business is described, generally, in the Company's 2004 Form 10-K (the "Company Intellectual Property"), free and clear of any liens of any kind, any charge, any obligation to make royalty payments, security interest, mortgage, pledge, restriction, adverse claim or any other encumbrance whatsoever. No current or former stockholder, employee or consultant of the Company has any rights in or to the Company Intellectual Property. To the best of the Company's knowledge, no person or entity nor such person's or entity's business or products has infringed, misused, misappropriated or conflicted with the Company Intellectual Property or currently is infringing, misusing, misappropriating or conflicting with the Company Intellectual Property.

                  (b) No claim is pending against the Company or, to the Company's knowledge, threatened to the effect that the operations of the Company infringe upon or conflict with the rights of any Third Party under any Intellectual Property and, to the knowledge of the Company, there is no basis for any such claim. Company Intellectual Property owned or licensed by the Company is, to the knowledge of the Company, valid and enforceable and has not been challenged in any judicial or administrative proceeding and, to the Company's knowledge, there is no basis for any such claim. The Company has made all filings reasonably required to record its interests and has taken reasonable actions to protect the Company Intellectual Property and its rights therein.

                  (c) To the Company's knowledge, no Third Party with which the Company has entered into any license agreement under which Patent Rights or Know-How material to the Development Agreement are licensed from such Third Party intends to cancel or terminate such license agreement.

                  (d) Any defined terms used in this Section 3.11 and not defined in this Agreement shall have the meaning ascribed to them in the Development Agreement. "Knowledge" or "knowledge" means actual knowledge of a fact or the knowledge which such person could reasonably be expected to have based on reasonable inquiry and consistent with such person's duties and responsibilities. Solely for the purposes of Section 3.11(b), knowledge of the Company shall be the knowledge, as so defined, of the Company's officers or directors or of Dr. Michael G. Kaplitt or Dr. Matthew During, respectively.

                  3.12 Acknowledgment Regarding Purchaser's Purchase of the Securities. The Company acknowledges and agrees that the Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement or the transactions contemplated hereby, the relationship between the Company and the Purchaser is "arms-length" and, except for the Purchaser's representations and warranties in Section 4 hereof, any statement made by Purchaser or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to the Purchaser's purchase of the Securities and has not been relied upon by the Company, its officers or directors in any way. The Company further acknowledges that the Company's decision to enter into this Agreement has been based solely on an independent evaluation by the Company and its representatives.

                  3.13 Tax Status. The Company has timely made or filed all foreign, U.S. federal, state and local income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject and has paid all taxes and other governmental assessments and charges, shown or determined to be due on such returns, reports and declarations, as well as any other taxes and other governmental assessments and charges which have become due or payable, except those being contested in good faith, and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes, assessments, charges or penalties claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. The Company has not executed a waiver with respect to any statute of limitations relating to the assessment or collection of any federal, state or local tax. None of the Company's tax returns are presently being audited by any taxing authority.

                  3.14 Investment Company. The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

Section 4.        Representations and Warranties of the Purchaser.

                  The Purchaser hereby represents and warrants to the Company as of the Closing Date as follows:

                  4.1 Organization. Purchaser is an entity duly organized and validly existing in good standing under the laws of its jurisdiction of organization.

                  4.2 Authorization, Enforcement, and Validity. Purchaser has the requisite power and authority to enter into each of the Transaction Documents and to consummate the transactions contemplated thereby. Purchaser has taken all necessary action to authorize the execution, delivery and performance of the Transaction Documents. Each of the Transaction Documents, upon the execution and delivery thereof, shall constitute a valid and binding obligation of Purchaser enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights and remedies or except to the extent indemnification provisions contained in the Transaction Documents may be limited by applicable federal or state securities laws.

                  4.3 Investment Experience. Purchaser is an accredited investor within the meaning of Rule 501 of Regulation D promulgated under the Securities Act.

                  4.4 Investment Intent And Limitation On Dispositions. Purchaser is acquiring the Securities for its own account for investment only and has no intention of selling or distributing any of such Securities or any arrangement or understanding with any other Persons regarding the sale or distribution of such Securities except in accordance with the provisions of
Section 5 hereof and except as would not result in a violation of the Securities Act. Purchaser shall not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Securities except in accordance with the provisions of Section 5 or pursuant to and in accordance with the Securities Act.

                  4.5 Information And Risk.

                  (a) Purchaser has had an opportunity to discuss the Company's business, management and financial affairs with its management and also had an opportunity to ask questions and receive answers of officers of the Company.

                  (b) Purchaser recognizes that an investment in the Securities involves a high degree of risk, including a risk of total loss of such Purchaser's investment. Such Purchaser is able to bear the economic risk of holding the Securities for an indefinite period, and has knowledge and experience in the financial and business matters such that it is capable of evaluating the risks of the investment in the Securities.

                  (c) Purchaser has, in connection with such Purchaser's decision to purchase the Securities, not relied upon any representations or other information (whether oral or written) other than as set forth in the representations and warranties of the Company contained herein, the SEC Documents and the other information described in Section 4.5(a) hereto.

                  4.6 Disclosures to the Company. Purchaser understands that the Company is relying on the statements contained herein to establish an exemption from registration under federal and state securities laws.

                  4.7 Brokers or Finders. No broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of such Purchaser.

                  4.8 Acknowledgment Regarding the Company's Sale of the Securities. Purchaser acknowledges and agrees that the Company is not acting as a financial advisor or fiduciary of Purchaser (or in any similar capacity) with respect to this Agreement or the transactions contemplated hereby, the relationship between Purchaser and the Company is "arms-length" and, except for the Company's representations and warranties in Section 3 hereof, any statement made by the Company or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to the Company's sale of the Securities and has not been relied upon by Purchaser, its officers or directors in any way. Purchaser further acknowledges that Purchaser's decision to enter into this Agreement has been based solely on an independent evaluation by Purchaser and its representatives.

Section 5.        Compliance with the Securities Act.

                  5.1 Restrictions on Transferability.

                  (a) Purchaser agrees that it will not effect any disposition of the Securities that would constitute a sale within the meaning of the Securities Act or pursuant to any applicable state securities or Blue Sky laws, except as contemplated in any registration statement filed pursuant to the Registration Rights Agreement (a "Registration Statement"), pursuant to the requirements of Rule 144 promulgated under the Securities Act of 1933 ("Rule 144") (in which case such Purchaser will provide the Company with reasonable evidence of such Purchaser's compliance therewith) or pursuant to a written opinion of legal counsel reasonably satisfactory to the Company and addressed to the Company to the effect that registration is not required in connection with the proposed transfer; whereupon the holder of such securities shall be entitled to transfer such securities. Each certificate evidencing the securities transferred as above provided shall bear the appropriate restrictive legends as may be required by Section 6 hereof. Purchaser shall cause any proposed transferee of the Securities held by such Purchaser to agree to take and hold such Securities subject to the provisions and upon the conditions specified in this Section 5 if and to the extent that such Securities continue to be restricted securities in the hands of the transferee.

                  5.2 Termination Of Conditions And Obligations. The conditions precedent imposed by Section 5.1 above regarding the transferability of the Securities shall not apply as to any particular number of the Securities covered by an effective registration statement with respect to such Securities and shall cease and terminate upon the date on which Purchaser is eligible to sell such Securities then held by Purchaser without registration by reason of Rule 144 or any other rule of similar effect.

Section 6.        Legend.

                  (a) Purchaser understands and agrees that each certificate or other document evidencing any of the Shares shall be endorsed with the legend in the form set forth below, and Purchaser covenants that Purchaser will not transfer the shares represented by any such certificate without complying with the restrictions on transfer described in the legend endorsed on such certificate (unless there is in effect a registration statement under the Securities Act covering such proposed transfer, such securities have been sold under Rule 144 or as otherwise permitted by the provisions of Section 5 above) and understands that the Company will refuse to register a transfer of any Shares unless the conditions specified in the following legend are satisfied:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT FOR DISTRIBUTION, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. EXCEPT AS SPECIFIED IN THIS LEGEND, SUCH SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED, OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT THERETO UNDER SUCH ACT UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT OR UNLESS SUCH SALE, PLEDGE, HYPOTHECATION OR TRANSFER IS OTHERWISE EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS, SUBJECT TO DELIVERY OF A WRITTEN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED IN CONNECTION WITH SUCH SALE OR OTHER TRANSFER."

                  (b) Such certificates shall not contain any legend (i) following any sale of such Shares pursuant to an effective Registration Statement or Rule 144, or (ii) if such Shares are eligible for sale under Rule
144. At such time as a legend is no longer required for certain Shares, the Company shall promptly following the delivery by a Purchaser to the Company or the Company's transfer agent of a legended certificate representing such securities, deliver or cause to be delivered to such Purchaser a certificate representing such securities that is free from all restrictive and other legends.

Section 7.        Covenants.

                  7.1 Best Efforts. The parties shall use their reasonable best efforts timely to satisfy each of the conditions described in Section 2.2(a) and Section 2.2(b) of this Agreement.

                  7.2 Board Observation Rights.

                  (a) For so long as Purchaser (together with any affiliates) beneficially owns at least four percent (4%) of the total number of outstanding shares of the Company's Common Stock, including in such calculation for purposes of determining Purchaser's beneficial ownership percentage, the Warrant Shares, or the Development Agreement is in place, and in any event, for a minimum of three (3) years: (A) the Company shall deliver to Purchaser, at the same time and in the same manner as such information is supplied to members of the Company's Board of Directors, (1) written notice of all meetings of the Company's Board of Directors, including without limitation, telephonic meetings, and all agendas and other information distributed in connection with such meetings, (2) all written actions and consents prepared for distribution to and consideration by the Company's Board of Directors, together with all information distributed in connection with such written actions and consents, and (3) minutes of all meetings of the Company's Board of Directors; and (B) one representative designated by Purchaser (the "Representative") shall be permitted to attend, in a non-voting capacity, all meetings of the Company's Board of Directors. The Company shall make reasonable efforts to permit the Representative to participate in meetings by telephone if the Representative is unable to attend in person. The Company reserves the right not to provide information with respect to and to exclude such Representative from any meeting of the Company's Board of Directors or portion thereof if: (i) the Chairman of the Company's Board of Directors or the Company's Chief Executive Officer reasonably determines in good faith that attendance at such meeting by such Representative or dissemination of any information at such meeting would compromise or adversely affect the attorney-client privilege between the Company and its legal counsel; or, (ii) the Chairman of the Company's Board of Directors or the Company's Chief Executive Officer reasonably determines in good faith that the topic(s) to be discussed at a meeting of the Board of Directors of the Company will involve subject matter as to which the Purchaser has or would have a conflict of interest that cannot otherwise be resolved or will involve subject matter that is particularly sensitive to the Company; and, in any case (iii) the Company, if at all feasible, delivers written notice to Purchaser and the Representative immediately after such determination is made, explaining in reasonable detail the reasons supporting such determination.

                  (b) The Representative's attendance at the meetings of the Company's Board of Directors shall be subject to the provisions of Section 7.5, below.

                  7.3 Reservation of Shares. The Company shall at all times have authorized and reserved for issuance a sufficient number of shares of the Company's Common Stock to provide for the issuance of the Warrant Shares upon exercise of the Warrants.

                  7.4 Inspection of Properties and Books. For so long as Purchaser (together with any affiliates) beneficially owns at least four percent (4%) of the total number of outstanding shares of the Company's Common Stock, including in such calculation for purposes of determining Purchaser's beneficial ownership percentage, the Warrant Shares, or the Development Agreement is in place, and in any event, for a minimum of three (3) years, Purchaser and its representatives and agents (collectively, the "Inspectors") shall have the right upon reasonable notice to the Company and during business hours, at the Purchaser's expense, to visit and inspect any of the properties of the Company, to examine the books of account and financial records of the Company, to make or be provided with copies and extracts therefrom, to discuss the financial affairs, finances and accounts of the Company with, and to be advised as to the same by, its and their officers, employees and independent public accountants (and by this provision the Company authorizes such accountants to discuss such affairs, finances and accounts, whether or not a representative of the Company is present) all at such reasonable times and intervals and to such reasonable extent as the Purchaser may desire; provided, however, that each Inspector shall be subject to the provisions of Section 7.5 hereof.

                  7.5 Confidentiality.

                  (a) Without limiting the application or content of Section
6.5 of the Development Agreement in any way and making specific reference to the provisions thereof, the Purchaser will and will cause the Inspectors, if any, and the Representative to safeguard all confidential information of the Company (the "Information") as Purchaser would safeguard information about itself of like importance, but in any event using no less than reasonable care. Any disclosure of Information that is made to Purchaser's employees or consultants will be made only to those who have a need to know the Information, will be subject to the provisions of this Section 7.5 and shall be made only to those employees or consultants of Purchaser who have been advised of the confidentiality provisions of this Section 7.5. Purchaser is responsible for any disclosure of Information by the Inspectors, the Representative or Purchaser's employees or consultants other than pursuant to the terms of this Agreement. The Company agrees not to seek damages from an individual employee, officer, or director of the Purchaser except for willful misconduct.

                  (b) Except to the extent that, on the advice of counsel, the Representative is compelled by law to disclose any item or any Information (as contemplated by Section 7.5(d), below), if any item or any Information that the Company reasonably deems to be particularly sensitive, in light of Representative's employment by Purchaser and Purchaser's presence in and focus on the medical device and medical technology industries, comes to be known by the Representative solely as a result of such Representative's observation of activities of the Company's Board of Directors (a "Disclosure Item"), the Company shall have up to five (5) business days (the "Board Notification Period") from the disclosure thereof to identify the Disclosure Item to the Representative. If the Disclosure Item is identified to the Representative with reasonable specificity by providing written notice (the "Disclosure Notice") thereof prior to the expiration of Board Notification Period, then the Representative shall be bound not to communicate the Disclosure Item to Purchaser or any of Purchaser's other employees or personnel or to otherwise use such a Disclosure Item. Notwithstanding the foregoing, Company will take all reasonable precautions to prevent disclosure of such Disclosure Items to Representative and Representative shall take reasonable precautions to prevent any further communication or use of any item or information which might reasonably be considered a Disclosure Item for at least the duration of any Board Notification Period. In the event that any item or any information is communicated by the Representative to Purchaser or any of Purchaser's other employees or personnel or is otherwise utilized in any fashion prior to the expiration of the Board Notification Period and such item or information is subsequently determined by the Company to be a Disclosure Item and is the subject of a timely Disclosure Notice, the Representative and the Purchaser shall take reasonable precautions to prevent any additional communication or disclosure thereof and to inform any person or entity to whom such disclosure or communication of such a Disclosure Item has been made of the confidential nature of the Disclosure Item.

                  (c) The preceding Sections 7.5(a) and (b) will not apply to any information that (i) was known to Purchaser before this Agreement, as evidenced by written records, except as may be subject to a separate obligation of confidentiality; (ii) is disclosed without restriction to Purchaser in good faith by a third party who is in lawful possession thereof and who has the right to make such disclosure; (iii) is or will have become public knowledge, by publication or otherwise, through no fault of the Representative, the Inspectors or Purchaser; (iv) is independently developed by Purchaser, completely without utilizing Information; (v) is transmitted by the Company after receiving notification in writing by the receiving party that the receiving party does not desire to receive any further Information; or (vi) is reasonably related to the Development Agreement.

                  (d) In the event that, on the advice of counsel, either the Representative, the Inspectors or Purchaser is compelled by law to disclose the Information, Purchaser will notify the Company in advance of such disclosure about the need for, and the exact text of, any such disclosure so that the Company may seek a protective order or other remedy. Purchaser will, and will cause the Inspectors and the Representative to, take every reasonable action to ensure protection of the disclosed Information to the extent allowable by law. Purchaser shall cause its Representative to execute an agreement for the benefit of the Company acknowledging such Representative's understanding of the provisions of this Section 7 and agreeing to be bound by the terms hereof and each of the Purchaser, the Company and the Representative shall agree as to the specific terms and provisions of that agreement.

Section 8.        Notices.

                  (a) All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed by first-class registered or certified airmail, confirmed facsimile or nationally recognized overnight express courier postage prepaid, and shall be as addressed as follows:

                  if to the Company, to:

                           Neurologix, Inc.
                           One Bridge Plaza
                           Fort Lee, New Jersey
                           Attention: Mark S. Hoffman
                           Telephone No.:   201-585-7733
                           Telecopy No.:   201-585-9798

                           with a copy to:

                           Skadden, Arps, Slate, Meagher & Flom LLP
                           Four Times Square
                           New York, New York 10036
                           Attention:  Stephen M Banker
                           Telephone No.:  (212) 735-2760
                           Telecopy No.:  (917) 777-2760

                  if to the Purchaser, separate copies addressed to:

                           Medtronic International, Ltd.
                           World Headquarters
                           710 Medtronic Parkway
                           Minneapolis, Minnesota 55432-5604
                           Telecopy:  763-572-5459
                           Attention:  General Counsel

                           Medtronic International, Ltd.
                           World Headquarters
                           710 Medtronic Parkway
                           Minneapolis, Minnesota 55432-5604
                           Telecopy:  763-505-2542
                           Attention: Vice President and Chief Development
                                      Officer

or at such other address as the parties each may specify by written notice to the others, and each such notice, request, consent and other communication shall for all purposes of this Agreement be treated as being effective or having been given when delivered if delivered personally, upon receipt of facsimile confirmation if transmitted by facsimile, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and postage prepaid as aforesaid.

Section 9.        Miscellaneous.

                  9.1 Amendments. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Purchaser. Any amendment or waiver effected in accordance with this paragraph shall be binding upon the Purchaser and each holder of any Securities purchased under this Agreement at the time outstanding (including Securities into which such Securities are convertible), each future holder of all such Securities, and the Company.

                  9.2 Headings. The headings of the various sections of this Agreement are for convenience of reference only and shall not be deemed to be part of this Agreement.

                  9.3 Severability. In the event that any provision in this Agreement is held to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

                  9.4 Governing Law And Forum. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law provisions thereof, and the federal law of the United States of America. The parties hereto agree to submit to the exclusive jurisdiction of the federal and state courts of the State of New York with respect to the interpretation of this Agreement or for the purposes of any action arising out of or related to this Agreement.

                  9.5 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, and all of which together shall constitute one and the same instrument. In the event that any signature is delivered via facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original hereof.

                  9.6 Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the matters covered herein, supersedes all prior agreements and understandings with respect to such matters and executed by and among the Company and Purchaser, and, except as specifically set forth herein or therein, neither the Company nor Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters.

                  9.7 Expenses. Each party hereto shall pay all costs and expenses incurred by it in connection with the execution and delivery of this Agreement, and all the transactions contemplated thereby, including fees of legal counsel. Notwithstanding the foregoing, on the Closing Date, the Company shall reimburse the Purchaser for up to an aggregate of $40,000 for reasonable legal fees and expenses payable to their outside counsel for legal services provided to them in connection with the transactions completed on the Closing Date pursuant to this Agreement. Such reimbursement may, at the Purchaser's election, be deducted from the Purchase Price payable by the Purchaser.

                  9.8 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Neither party shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party.

                  9.9 Survival. Except where a longer period is required hereunder, the representations and warranties set forth in Sections 3, 4, 7 and 9 hereof shall survive for one (1) year following the Closing notwithstanding any due diligence investigation conducted by or on behalf of the Purchaser, except that the representations and warranties contained in Section 3.11 shall be valid only until August 4, 2005. Moreover, none of the representations and warranties made by one party herein shall act as a waiver of any rights or remedies the other party may have under applicable U.S. federal or state securities laws. Except where a longer period is applicable or is required, all the covenants, agreements, obligations of the parties contained in this Agreement or any other documents, certificate, schedule or instrument delivered in connection herewith shall survive until fully performed or fulfilled. The Company shall indemnify and hold harmless the Purchaser and each of the Purchaser's officers, directors, employees, partners, members, agents and affiliates for all losses or damages (including without limitation reasonable attorneys' fees) arising as a result of or related to any breach or alleged breach by the Company of any of its representations or covenants set forth herein, including without limitation the advancement of expenses as they are incurred. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 9.9 shall be the same as those set forth in Section 2.8 of the Registration Rights Agreement, including, without limitation, those procedures with respect to the settlement of claims and the Company's right to assume the defense of claims.

                  9.10 Publicity. The Company and the Purchaser shall have the right to approve before issuance any press releases, Current Reports filed on Form 8-K, or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of the Purchaser to make any press release or Current Report filed on Form 8-K with respect to such transactions as is required by applicable law and regulations (although the Company shall use commercially reasonable efforts to consult with the Purchaser in connection with any such press release and filing prior to its release and shall provide the Purchaser with copies thereof).

                  9.11 Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.





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


IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized representatives as of the day and year set forth below.

                                        NEUROLOGIX, INC.


                                        By:  /s/ Michael Sorell
                                             ----------------------------------
                                                 Name:  Michael Sorell
                                                 Title: Chief Executive Officer
                                        Dated as of:    April 27, 2005


                                        MEDTRONIC INTERNATIONAL, LTD.


                                        By:  /s/ Michael D. Ellwein
                                            ----------------------------------
                                                 Name:  Michael D. Ellwein
                                                 Title: Vice President
                                        Dated as of:    April 27, 2005